Exhibit 5


GTECH Holdings Corporation
55 Technology Way
West Greenwich, Rhode Island 02817

         Re:      GTECH Holdings Corporation 1-3/4% Convertible
                  Debentures due December 15, 2021

Ladies and Gentlemen:

     We have acted as special counsel to GTECH Holdings Corporation, a Delaware corporation (the "Company") and to certain domestic subsidiaries of the Company listed on Schedule A hereto (the "Guarantors") in connection with a Registration Statement on Form S-3 to be filed by the Company and the Guarantors on or about the date hereof (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, (the "Act") the offering and sale by the selling securityholders of up to $175,000,000 aggregate principal amount of the Company's 1-3/4% Convertible Debentures due December 15, 2021 (the "Debentures"), the Guarantors' guarantees thereof (the "Guarantees") and the shares of the Company's common stock, par value $0.01 per share (the "Common Stock") that may be issued upon the surrender and conversion of the Debentures. The Debentures, the Guarantees and the Common Stock (collectively, the "Securities") are being registered pursuant to the Registration Rights Agreement among the Company, the Guarantors and Credit
Suisse First Boston Corporation, Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers of the Debentures (the "Initial Purchasers"), filed as Exhibit 4.2 to the Company's Form 10-Q for the period ended November 24, 2001.

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with rendering this opinion, we have examined the following documents and records:

     (1) The Certificate of Incorporation of each of the Company and the Guarantors, as amended to date;

     (2) The By-Laws of each of the Company and the Guarantors, as amended to date;

     (3) The Indenture dated as of December 18, 2001, among the Company, the Guarantors and The Bank of New York, as Trustee, relating to the issuance of the Debentures and the Guarantees (the "Indenture");

     (4) An executed copy of the Global Security dated December 18, 2001 and issued under the Indenture; and

     (5) All corporate minutes and proceedings of the Company and each of the Guarantors relating to the issuance of the Securities being registered under the Registration Statement.

     We have also made such inquiries and examined, among other things, such further documents, records and proceedings as we have deemed pertinent in connection with the issuance of said Securities. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the completeness and authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the validity of all laws and regulations.

     The opinions hereinafter expressed are qualified to the extent that (i) the enforceability of any right or remedy may be subject to or affected by any bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, whether the issue of enforceability is considered in a proceeding in equity or at law; (ii) the remedy of injunctive relief, specific performance and any other equitable remedies may be unavailable in any jurisdiction or may be withheld as a matter of judicial discretion; and (iii) the enforceability of any right or remedy may be subject to general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding in equity or in law) and to the discretion of the court before which proceedings thereof may be brought.

     We are qualified to practice law in the States of New York and Rhode Island and do not purport to express any opinion herein concerning any law other than the laws of the States of New York and Rhode Island, the General Corporation Law of the State of Delaware and the federal law of the United States.

     Based upon the foregoing, and subject to the qualifications, limitations, assumptions and exceptions set forth herein, it is our opinion that:

     1. The Debentures have been duly authorized by the Company and constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms.

     2. The Guarantees have been duly authorized and endorsed by each of the Guarantors and constitute valid and binding obligations of the Guarantors enforceable in accordance with their terms.

     3. The shares of Common Stock initially issuable upon surrender and conversion of the Debentures delivered on the date hereof have been duly authorized and reserved for issuance upon such conversion and, when issued or delivered upon such conversion, will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus which is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.


                                              Very truly yours,

                                              /s/ Edwards & Angell, LLP
                                                  ------------------------------
                                                  Edwards & Angell, LLP

                                   Schedule A
                          List of Subsidiary Guarantors


GTECH Corporation, a Delaware corporation

GTECH Rhode Island Corporation, a Rhode Island corporation

GTECH Latin America Corporation, a Delaware corporation